Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent  to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXX) pertaining to the Cowen Group, Inc. 2007 Equity and Incentive Plan of our report dated March 28, 2007, with respect to the consolidated financial statements of Cowen Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission, as amended by Amendment No. 1 on Form 10-K/A filed on July 17, 2007.

/s/ Ernst & Young LLP

New York, New York

August 24, 2007